                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of Earliest Event Reported): SEPTEMBER 5, 2002


                                DUANE READE INC.
          -------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

          Delaware                   001-13843                 04-3164702
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(State or Other Jurisdiction    (Commission File Number)      (IRS Employer
     of Incorporation)                                      Identification No.)


               440 Ninth Avenue
              New York, New York                               10001
   ----------------------------------------             ---------------------
   (Address of Principal Executive Offices)                 (Zip Code)


      Registrant's Telephone Number, Including Area Code (212) 273-5700


             -------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  OTHER EVENTS.

         On September 5, 2002 the Board of Directors of Duane Reade Inc. (the "COMPANY") adopted a Shareholder Rights Plan (the "RIGHTS PLAN").

         In connection with the Rights Plan, the Board of Directors of the Company declared a dividend of one preferred share purchase right (a "RIGHT") for each share of common stock, $0.01 par value (the "COMMON SHARES"), of the Company outstanding at the close of business on September 30, 2002 (the "RECORD DATE"). As long as the Rights are attached to the Common Shares, the Company will issue one Right (subject to adjustment) with each new Common Share so that all such shares will have attached Rights. When exercisable, each Right will entitle the registered holder to purchase from the Company one one-thousandth of a share of Series A Preferred Stock (the "PREFERRED SHARES") at a price of $130.00 per one one-thousandth of a Preferred Share, subject to adjustment (the "PURCHASE PRICE"). The terms and conditions of the Rights are set forth in the Rights Agreement, dated as of September 12, 2002, between the Company and EquiServe Trust Company, N.A., as Rights Agent.

         Until the earlier to occur of (i) ten (10) days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the Common Shares (an "ACQUIRING PERSON") or (ii) ten (10) business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the Common Shares (the earlier of (i) and (ii) being called the "DISTRIBUTION DATE"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate together with a copy of a summary of the Rights.

         Until the Distribution Date (or earlier redemption, exchange, termination, or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), new Common Share certificates issued after the close of business on the Record Date upon transfer or new issuance of the Common Shares will contain a notation incorporating the Rights Plan by reference. Until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), the surrender for transfer of any certificates for Common Shares, with or without such notation or a copy of a summary of Rights, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("RIGHT CERTIFICATES") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

         The Rights are not exercisable until the Distribution Date. The Rights will expire on September 30, 2012, subject to the Company's right to extend such date (the "FINAL EXPIRATION DATE"), unless earlier redeemed or exchanged by the Company or terminated.

         Each Preferred Share purchasable upon exercise of the Rights will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 1000 times the dividend, if any, declared per Common Share. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $1000 per share (plus any accrued but unpaid dividends) but will be entitled to an aggregate payment of 1000 times the payment made per Common Share. Each Preferred Share will have 1000 votes and will vote together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 1000 times the amount received per Common Share. Preferred Shares will not be redeemable. These rights are protected by customary antidilution provisions. Because of the nature of the Preferred Share's dividend, liquidation and voting rights, the value of one one-thousandth of a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

         In the event that a Person becomes an Acquiring Person or if the Company were the surviving corporation in a merger with an Acquiring Person or any affiliate or associate of an Acquiring Person and the Common Shares were not changed or exchanged, each holder of a Right, other than Rights that are or were acquired or beneficially owned by the Acquiring Person (which Rights will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the then current Purchase Price of the Right. In the event that, after a person has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or more than 50% of its assets or earning power were sold, proper provision will be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the then current Purchase Price of the Right.

         At any time after a Person becomes an Acquiring Person and prior to the earlier of one of the events described in the last sentence of the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the outstanding Common Shares, the Board of Directors may cause the Company to exchange the Rights (other than Rights owned by an Acquiring Person which will have become void), in whole or in part, for that number of Common Shares having an aggregate value equal to the excess of the value of the Common Shares issuable upon exercise of the Rights over the Purchase Price for the Rights (subject to adjustment), or such lesser number of Common Shares as the Board of Directors shall determine.

         The Rights may be redeemed in whole, but not in part, at a price of $.01 per Right (the "REDEMPTION PRICE") by the Board of Directors at any time prior the close of business on the tenth day following the first date of public announcement that a Person has become an Acquiring Person. The Board of Directors may extend the period during which the Rights are redeemable beyond the ten (10) days following the public announcement that a Person has become an Acquiring Person. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company beyond those as an existing stockholder, including, without limitation, the right to vote or to receive dividends.

         Any of the provisions of the Rights Plan may be amended by the Board of Directors of the Company for so long as the Rights are then redeemable. After the Rights are no longer redeemable, the Company may amend or supplement the Rights Plan in any manner that does not adversely affect the interests of the holders of the Rights (other than an Acquiring Person or an affiliate or associate of an Acquiring Person).

         As of September 12, 2002, there were 23,947,742 shares of Common Stock outstanding and 8,871,028 shares of Common Stock reserved for issuance in connection with the Company's securities convertible into Common Stock and under the Company's stock option and incentive plans. The Company has reserved 75,000 Preferred Shares initially for issuance upon exercise of the Rights.

         The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Rights may be amended, redeemed or exchanged as described above.

         While the dividend of the Rights will not be taxable to shareholders or to the Company, shareholders of the Company may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable as set forth above.

         The agreement specifying the terms of the Rights and the text of the press release announcing the declaration of the Rights are incorporated herein by reference as exhibits to this Current Report. The foregoing description of the Rights is qualified in its entirety by reference to such exhibits.

Item 7.           EXHIBITS.
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4.1 Rights Agreement, dated as of September 12, between Duane Reade Inc. and EquiServe Trust Company, N.A., as Rights Agent, which includes the form of Certificate of Designations of the Series A Preferred Stock of Duane Reade Inc. as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

99.1               Text of Press Release, dated September 9, 2002.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 12, 2002            DUANE READE INC.
                                      (Registrant)



                                      By  /s/ JOHN K. HENRY
                                          -------------------------------------
                                          Name:  John K. Henry
                                          Title: Senior Vice President, Chief
                                                 Financial Officer and
                                                 Assistant Secretary

                                  EXHIBIT INDEX

4.1 Rights Agreement, dated as of September 12, between Duane Reade Inc. and EquiServe Trust Company, N.A., as Rights Agent, which includes the form of Certificate of Designations of the Series A Preferred Stock of Duane Reade Inc. as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

99.1               Text of Press Release, dated September 9, 2002.